UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 15, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 15, 2007, Equinix Operating Co., Inc., a wholly-owned subsidiary of Equinix, Inc., borrowed $4.7 million under its $110 million Development Loan and Security Agreement, dated February 2, 2007, with SFT I, Inc. (the “Loan Agreement”) to be used for the development, design and construction of an approximately 250,000 square foot IBX data center located in Elk Grove Village, Illinois. This brings the total borrowings under the Loan Agreement to $24.6 million at a blended interest rate of 8.125%. It is anticipated that borrowings under the Loan Agreement will occur frequently as construction progresses on the IBX data center and that up to $110 million will be borrowed by the end of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 21, 2007	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer